  Exhibit 10(b)

SECOND AMENDMENT TO SUBORDINATED LOAN AGREEMENT

FOR EQUITY CAPITAL

           This SECOND AMENDMENT TO SUBORDINATED LOAN AGREEMENT FOR EQUITY CAPITAL (this "Amendment") is entered into and effective as of September 13, 1999, (the "Effective Date"), by and between Sun America Inc. ("Lender") and Sun America Asset Management Corporation, Inc. ("Borrower"), with reference to the following recitals:

RECITALS.

          A.     Effective September 13, 1993, Lender and Borrower entered into a Subordinated Loan Agreement for Equity Capital (the "Agreement"), pursuant to the terms of which Lender loaned to Borrower the sum of $14,000,000.00 (the "Principle Amount") and upon which interest was to be paid quarterly at the rate of seven percent (7%) per annum from the effective date of that Agreement (the "Loan").

          B.    The Loan was scheduled to mature on September 13, 1996. However, pursuant to a Subordinated Loan Agreement Amendment Extending the Maturity Date dated September 3. 1996 (the "September 1996 Amendment"), the parties agreed to extend the maturity date of the Loan to September 13, 1999 and to change the interest payable thereon from seven percent (7%) to nine percent (9%) per annum.

          C.    On the Effective Date, Borrower has paid to Lender the sum of $7,000,000.00, constituting partial repayment of the Principle Amount, leaving an unpaid principle balance of $7,000,000.00 (the "Unpaid Principle Amount") plus interest payable thereon as calculated in accordance with this Amendment.

          D.    In accordance with the terms and conditions of this Amendment, Lender and Borrower desire to amend the Agreement to extend the maturity date with respect to the Unpaid Principle Amount and to amend the interest rate payable thereon.

          NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the Agreement as follows:

          Section 1. Amendment to the Agreement.

         The second paragraph on the first page of the Agreement is amended to read in full as follows:

"In consideration of the sum of $7,000,000.00 and subject to the terms and conditions hereinafter set forth, the Borrower promises to pay to the Lender or assigns on September 13, 2002 (the "Scheduled Maturity Date") (the last day of the month at least three years from the effective date of this Agreement) at the principal office of the Lender the above-mentioned sum and interest thereon payable at the rate of eight percent (8%) per annum (interest to be paid quarterly) from the effective date of this Agreement, which date shall be the date so agreed upon by the Lender and Borrower."

           Section 3.      Conflicts. Except as specifically amended by this Amendment, the provisions of the September 1996 Amendment shall be superseded by this Amendment and the Agreement shall continue in effect and shall bind the parties hereto. In the event there is a conflict between the provisions of the Agreement and this Amendment, the provisions of this Amendment shall in all respects control.

           Section 4.      Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original and all of which, taken together, shall constitute one and the same agreement.

(The signature page follows)

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the Effective Date.

-2-

LENDER:	SUNAMERICA INC
By: /s/James R. Belardi
Name: James R. Belardi Title: Executive Vice President

BORROWER:	SUNAMERICA ASSET MANAGEMENT CORPORATION, INC.
By: /s/Debbie Potash-Turner
Name: Debbie Potash-Turner Title: Chief Financial Officer

-3-